                                                                    Exhibit 15.2


Board of Directors
National Steel Corporation

We are aware of the incorporation by reference in the following Registration
Statements:

 .  Form S-8, No. 33-51991, pertaining to the 1994 and 1995 Stock Grants to Union
   Employees,
 .  Form S-8, No. 33-51081, pertaining to the 1993 National Steel Corporation
   Long-Term Incentive Plan,
 .  Form S-8, No. 33-51083, pertaining to the 1993 National Steel Corporation
   Non-Employee Director's Stock Option Plan, and
 .  Form S-8, No. 33-61087, pertaining to the National Steel Retirement Savings
   Plan and National Steel Represented Employee Retirement Savings Plan,

of our report dated November 14, 1997, except for Note 2, as to which the date is January 28, 1998 relating to the unaudited interim consolidated financial statements of National Steel Corporation and subsidiaries that are included in its Form 10-Q/A for the quarter ended September 30, 1997.



                                    Ernst & Young LLP

Fort Wayne, Indiana
January 28, 1998